Number: 493986

[Logo]

COMPANY ACT

CANADA PROVINCE OF BRITISH COLUMBIA

CERTIFICATE OF INCORPORATION

I Hereby Certify that
KIMBER RESOURCES INC.

has this day been incorporated under the Company Act

Issued under my hand at Victoria, British Columbia on March 31, 1995

[SEAL]

"J. S. POWELL" JOHN S. POWELL Registrar of Companies